February 14, 2001                                                      EXHIBIT 5

The PBSJ Corporation
2001 N.W. 107th Avenue
Miami, Florida 33172-2507

Re:      The PBSJ Corporation Stock Ownership Plan (the "Plan")
         Registration Statement (the "Registration Statement") on Form S-8

Ladies and Gentlemen:

                  As General Counsel, Vice President and Assistant Secretary of The PBSJ Corporation (the "Company"), I am familiar with the activities of the Company and its corporate records. I have participated in the preparation of the Company's Form 10 Initial Registration Statement dated June 27, 2000 and the Form S-8 Registration Statement being filed by the Company under the Securities Act of 1933 for the purpose of registering 3,000,000 shares of common stock, par value $.00067 per share (the "Shares"), pursuant to the Plan .

                  In my capacity as General Counsel of the Company, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the sale of the Shares, and for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, I have made such legal and factual examinations and inquiries of all documents and corporate records related to the sale of the Shares, as I have deemed necessary or appropriate for purposes of this opinion.

                  In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as copies.

                  On the basis of my knowledge of the Company's activities and its corporate records, I am of the opinion that the Shares have been legally authorized and issued and that the Shares are fully paid and non-assessable when paid for in accordance with the Plan.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my opinion in the Registration Statement.

                                            Sincerely,

                                            /s/ Becky S. Schaffer
                                            -----------------------------
                                            Becky S. Schaffer,
                                            Vice President, General Counsel
                                            and Assistant Secretary